As filed with the Securities and Exchange Commission on July 2, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Westcorp

(Exact name of registrant as specified in its charter)

California	51-0308535
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
23 Pasteur
Irvine, California 92618-3816
(949) 727-1002
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Ernest S. Rady

Chief Executive Officer
Westcorp
23 Pasteur
Irvine, California 92618-3816
(949) 727-1002
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Andrew E. Katz, Esq. Mitchell Silberberg & Knupp LLP 11377 West Olympic Boulevard Los Angeles, California 90064-1683 (310) 312-2000	Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, CA 90071 (213) 687-5000

     Approximate date of commencement of proposed sale to the public: As promptly as possible following the declaration of effectiveness of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ Registration No. 333-106037

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Aggregate Offering	Aggregate Offering	Amount of
to be Registered	Registered(1)	Price Per Share	Price(1)(2)	Registration Fee(2)

Common Stock, par value $1 per share	904,000	$28.00	$25,312,000	$2,048

(1)	Includes shares of common stock that may be sold pursuant to the underwriters’ option to purchase additional shares.

(2)	Calculated in accordance with Rule 457, based upon the price at which the securities will be sold.

Explanatory Note

      This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, the signature page, an exhibit index, an exhibit 5 opinion, an accountant’s consent and the other documents listed on the exhibit index, if any. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3, as amended (File No. 333-106037) of Westcorp, including the exhibits thereto, are incorporated by reference into this registration statement.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 1, 2003.

WESTCORP

By:	/s/ GUY DU BOSE

Guy Du Bose
Vice President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Ernest S. Rady		Chairman of the Board and Chief Executive Officer	July 1, 2003

* Thomas A. Wolfe		President and Director	July 1, 2003

* Judith M. Bardwick		Director	July 1, 2003

* Robert T. Barnum		Director	July 1, 2003

* James R. Dowlan		Director	July 1, 2003

* Duane A. Nelles		Director	July 1, 2003

* Harry Rady		Director	July 1, 2003

* Charles E. Scribner		Director	July 1, 2003

* Lee A. Whatcott		Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	July 1, 2003

*By:	/s/ GUY DU BOSE Guy Du Bose Attorney-in-fact

II-6

Exhibit
No.	Description of Exhibit

5	Opinion of Mitchell Silberberg & Knupp LLP with respect to legality
23.1	Consent of Ernst & Young LLP
23.2	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5, above)
24	Power of attorney (filed as Exhibit 24 to the registration statement of Westcorp (File No. 333-106037) on June 11, 2003 and incorporated herein by reference.)